March 30, 1994



VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     Filed  herewith  on  behalf   of  Rayonier  Inc.  (the  "Company")   is  a
Registration Statement on Form S-8 registering 383,000 Common Shares of the Company to be issued under the Company's Substitute Stock Option Plan.

     The registration fee has been sent by wire transfer to the appropriate account at Mellon Bank in Pittsburgh, Pennsylvania.

                              Very truly yours,



                              M. Louise Turilli

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